Exhibit A
                                                            Page 1 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                           As of September 30, 2001
                           ------------------------
                                   (Unaudited)




Assets

Current Assets:
   Cash and temporary cash investments                      $       -
   Accounts receivable:
     Contract                                                129,496,521
     Other                                                       224,943
   Cost and estimated earnings in excess
     of billings on uncompleted contracts                     26,124,951
   Prepaid taxes                                               9,437,804
   Other                                                         266,474
                                                             -----------

      Total current assets                                   165,550,693
                                                             -----------

Fixed Assets:
   Land                                                          930,807
   Building and improvements                                   4,453,821
   Construction equipment                                     45,008,547
   Office equipment                                            5,829,867
                                                             -----------
      Total fixed assets                                      56,223,042
   Accumulated depreciation                                  (41,330,274)
                                                             -----------

      Net fixed assets                                        14,892,768
                                                             -----------

Goodwill, net                                                159,874,660
                                                             -----------

Deferred Debits and Other Assets                               2,107,936
                                                             -----------


      Total Assets                                          $342,426,057
                                                             ===========




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                                                            Exhibit A
                                                            Page 2 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                           As of September 30, 2001
                           ------------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                           17,960,373
   Billings in excess of cost and estimated
     earnings on uncompleted contracts                        23,463,254
   Accrued income taxes                                        4,338,298
   Other                                                      37,188,816
                                                             -----------

      Total current liabilities                               82,950,741
                                                             -----------

Non-Current Liabilities:
   Long-term debt                                              6,700,000
   Deferred income taxes                                       4,382,474
   Other                                                         559,387
                                                             -----------

      Total long-term liabilities                             11,641,861
                                                             -----------

Stockholder's Equity:
   Common stock                                                   67,143
   Capital surplus                                           229,774,734
   Retained earnings                                          17,991,578
                                                             -----------

      Total stockholder's equity                             247,833,455
                                                             -----------


      Total Liabilities and Stockholder's Equity            $342,426,057
                                                             ===========


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                                                            Exhibit A
                                                            Page 3 of 3

                                MYR GROUP INC.
                       Consolidated Statement of Income
                For the Twelve Months Ended September 30, 2001
                ----------------------------------------------
                                   (Unaudited)





Operating Revenues                                          $675,524,575
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        624,428,078
   Provision for depreciation and amortization                 8,927,204
   General taxes                                              17,013,911
                                                             -----------
      Total operating expenses                               650,369,193
                                                             -----------

Operating Income                                              25,155,382

Other income                                                     609,116

Net interest charges                                             986,884
                                                             -----------

Income Before Income Taxes                                    24,777,614

   Income taxes                                               10,680,999
                                                             -----------

Net Income                                                  $ 14,096,615
                                                             ===========



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